                                   EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of Wallace Computer Services, Inc. of our report dated September 3, 1997 (and to all references to our Firm) inlcuded in Wallace Computer Services, Inc.'s previously filed 10-K dated October 24, 1997.


Arthur Andersen LLP

Chicago, Illinois
June 5, 1998